UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): March 6, 2020

GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING INTERNATIONAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
Delaware	033-80475	84-0772929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices)
(770)-240-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock	GPK	New York Stock Exchange

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2020, Graphic Packaging International, LLC (the “Company”), a direct wholly-owned subsidiary of Graphic Packaging International Partners, LLC (“Parent”) and the primary operating subsidiary of Graphic Packaging Holding Company, completed a previously announced private offering of $450,000,000 aggregate principal amount of its 3.500% senior unsecured notes due 2028 (the “Senior Notes”). The Senior Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement between the Company, Parent, Field Container Queretaro (USA), L.L.C. (the “Subsidiary Guarantor”) and BofA Securities, Inc., as representative of the initial purchasers. The Senior Notes will be guaranteed by Parent and the Subsidiary Guarantor, as well as by the Company’s future material domestic subsidiaries that guarantee obligations under its senior credit facilities and its existing senior notes due 2021, 2022, 2024 and 2027.
The Senior Notes were issued pursuant to a supplemental indenture (the “Fourth Supplemental Indenture”), dated as of March 6, 2020, by and among the Company, the Parent, the guarantors listed therein and U.S. Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of November 6, 2014, among Graphic Packaging International, Inc., the Guarantors party thereto and the Trustee (the “Base Indenture” and together with the Fourth Supplemental Indenture, the “Indenture”). The Indenture provides that interest on the Senior Notes will accrue from March 6, 2020 and is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2020, and the Senior Notes mature on March 15, 2028.
At any time prior to September 15, 2027 (the date that is six months prior to the maturity date), the Company may redeem the Senior Notes, in whole or in part, at any time at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date. In addition, on or prior to September 15, 2023, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes with the net cash proceeds from certain equity offerings, plus accrued and unpaid interest, if any, to the date of redemption. At any time on or after September 15, 2027 (the date that is six months prior to the maturity date), the Company may redeem the Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption.
The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its subsidiaries to create liens and merge or consolidate. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Senior Notes, failure to make payments of interest on the Senior Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Base Indenture and the Fourth Supplemental Indenture, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)
Exhibits

(4.1)
Base Indenture, dated as of November 6, 2014, by and among Graphic Packaging International, Inc., the guarantors listed therein and U.S. Bank, National Association. Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 6, 2014 and incorporated herein by reference.

(4.2)
Fourth Supplemental Indenture, dated as of March 6, 2020, by and among Graphic Packaging International, LLC, Graphic Packaging International Partners, LLC, the guarantors listed therein and U.S. Bank, National Association (including the form of Note attached as an exhibit thereto).

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC
(Registrants)

By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Executive Vice President, General Counsel and Secretary

Dated: March 6, 2020